UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 19th Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 257 5073

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Five Oaks Acquisition Corp. (“FOAC”), a wholly owned subsidiary of Five Oaks Investment Corp. (the “Company”), and Oaks Funding LLC, an indirect wholly owned subsidiary of the Company (the “Depositor”), have entered into a Mortgage Loan Purchase and Sale Agreement, dated April 30, 2015 (the “MLPSA”), pursuant to which the Depositor has acquired prime jumbo mortgage loans totaling $267.2 million.  The Depositor sold the mortgage loans to Oaks Mortgage Trust Series 2015-1 (the “Trust” or “OMTS 2015-1”) pursuant to a Pooling and Servicing Agreement, dated April 1, 2015 (the “PSA”), among the Depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, as trustee.

The Trust issued certificates backed by the mortgage loans sold by FOAC to the Depositor (the “Certificates”).  The Depositor sold the Certificates pursuant to the CPA described below, and the Certificates were then sold to investors in a Rule 144A offering under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a preliminary offering memorandum, dated April 22, 2015, and a final offering memorandum, dated April 28, 2015.  Barclays Capital Inc. and Morgan Stanley & Co. LLC acted as initial purchasers (the “Initial Purchasers”) for the offering pursuant to a Certificate Purchase Agreement, dated April 28, 2015 (the “CPA”), among FOAC, the Depositor and the Initial Purchasers. The CPA provides that FOAC and the Depositor will indemnify the Initial Purchasers against claims, damages or liabilities relating to the offering and against certain civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The Company purchased all of the subordinated Class B Certificates issued by the Trust.  The Company is not obligated to hold any of the Certificates and may sell the Certificates at any time. Additionally, FOAC retained the mortgaging servicing rights (MSRs) associated with the loans FOAC contributed.

OMTS 2015-1 represents the first securitization under FOAC’s new proprietary program for the securitization of residential mortgage loans and is expected to reduce the Company’s securitization expenses going forward, although no assurance of such can be given.

The foregoing descriptions of the MLPSA and the PSA do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. The agreements have been filed with this Current Report on Form 8-K as follows:

	Agreement	Exhibit
1.	MLPSA	10.1
2.	PSA	10.2

Item 9.01	Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description

10.1	Mortgage Loan Purchase and Sale Agreement, dated April 30, 2015, between Five Oaks Acquisition Corp. and Oaks Funding LLC.

10.2	Pooling And Servicing Agreement, dated as of April 1, 2015, among Oaks Funding LLC, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

May 7, 2015	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and
Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Mortgage Loan Purchase and Sale Agreement, dated April 30, 2015, between Five Oaks Acquisition Corp. and Oaks Funding LLC.

10.2	Pooling And Servicing Agreement, dated as of April 1, 2015, among Oaks Funding LLC, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, as trustee.

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